FOR IMMEDIATE RELEASE
CDI Contact:                                 Big Fish Contact:
Courtney Yopp Norris                            Susan Lusty
(502) 636-4564 (office)                            (206) 269-3672
(502) 432-2796 (mobile)                            Susan.Lusty@bigfishgames.com
Courtney.Norris@kyderby.com

Churchill Downs Incorporated completes acquisition of Big Fish Games, Inc.

LOUISVILLE, Ky. (Dec. 16, 2014) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI) announced that it has completed the previously announced acquisition of Big Fish Games, Inc. (Big Fish), one of the world’s largest producers and distributors of mobile and online games. The transaction includes an upfront purchase price of $485 million comprised of approximately $16 million in CDI stock, up-front cash of $384 million and $85 million in cash to be paid over three years. The purchase price remains subject to working capital and other customary post-closing adjustments. An additional earn-out payment of up to $350 million may be paid in cash based on achieving EBITDA growth in 2015.

Goldman Sachs acted as financial advisor and Sidley Austin LLP acted as legal advisor to CDI. JPMorgan acted as lead on the financing of this transaction. Qatalyst Partners LP acted as financial advisor and Perkins Coie LLP acted as legal advisor to Big Fish on this transaction.

Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Kentucky, Illinois, Louisiana and Ohio racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel or gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Illinois, Louisiana and Ohio law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate acquisitions and planned expansion projects including the effect of required payments in the event we are unable to complete acquisitions; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the inability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic or anticipated levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limitation, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.